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                                                                    EXHIBIT 4.2

                             THE WALT DISNEY COMPANY

                              OFFICERS' CERTIFICATE


                  Pursuant to Sections 2.1 and 2.3(a) of the Indenture, dated as of September 24, 2001 (the "Indenture"), between The Walt Disney Company, a Delaware corporation (the "Company"), and Wells Fargo Bank, N.A., a national banking association, as trustee (the "Trustee"), the undersigned Christine M. McCarthy and David K. Thompson, the Senior Vice President and Treasurer and Senior Vice President-Assistant General Counsel of the Company, respectively, hereby certify on behalf of the Company as follows:

                  (1) AUTHORIZATION. The establishment of two series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture. The forms of the Two-Year Notes (as defined below) and the Three-Year Notes (as defined below) attached hereto as EXHIBITS A and B, respectively, have been approved and authorized in accordance with the provisions of the Indenture.

                  (2) COMPLIANCE WITH CONDITIONS PRECEDENT. All covenants and conditions precedent provided for in the Indenture relating to the establishment of a series of Securities have been complied with.

                  (3) TERMS. The terms of the two series of Securities established pursuant to this Officers' Certificate shall be as follows:

                           (i) TITLE. The title of the series of Securities are
                  the "3.90% Global Notes due September 15, 2003" (the "Two-Year Notes") and the "4.50% Global Notes due September 15, 2004" (the "Three-Year Notes"), respectively.

                           (ii) AGGREGATE PRINCIPAL AMOUNT. The initial
                  aggregate principal amount of each of the Two-Year Notes and Three-Year Notes which may be authenticated and delivered pursuant to the Indenture (except for Notes (i) authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.8, 2.9, 2.11, 3.6, 9.5 and 10.3 of the Indenture or (ii) which, pursuant to Section 2.4 of the Indenture, are deemed never to have been authenticated and delivered) is $500,000,000 for each of the Two-Year Notes and Three-Year Notes. Each series may


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                  be reopened subsequent to the issuance of the Securities
                  of such series and additional Securities of such series issued. Any Securities issued pursuant to such reopening shall be consolidated with the outstanding Securities of such series as a single series.

                           (iii) REGISTERED SECURITIES IN BOOK-ENTRY FORM. Each
                  of the Two-Year Notes and Three-Year Notes will be issued in book-entry form ( "Book-Entry Notes") and represented by one or more global notes (the "Global Notes") in fully registered form, without coupons. The initial Depositary with respect to the Global Notes will be The Depository Trust Company, as Depositary for the accounts of its participants. Investors may elect to hold interests in the Global Notes through either the Depositary (in the United States) or through Clearstream Banking, SOCIETE ANONYME, Luxembourg or Euroclear Bank S.A./NV, as operator of the Euroclear System (in Europe) if they are participants in such systems, or indirectly through organizations that are participants in such systems. So long as the Depositary for a Global Note, or its nominee, is the registered owner of the Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes in book-entry form represented by such Global Note for all purposes under the Indenture. Book-Entry Notes will not be exchangeable for Notes in definitive form ("Definitive Notes") except that, if the Depositary with respect to any Global Note or Notes is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Definitive Notes in exchange for the Book-Entry Notes represented by any such Global Note or Notes. In addition, the Company may at any time and in its sole discretion determine not to have a Global Note or Notes, and, in such event, will issue Definitive Notes in exchange for the Book Entry Notes represented by such Global Note or Notes in accordance with the provisions of Section 2.8 of the Indenture.

                           (iv) PERSONS TO WHOM INTEREST PAYABLE. Interest will
                  be payable to the Person in whose name a Note is registered at the close of business (whether or not a Business Day) on the Regular Record Date with respect to such Note, except for interest payable on a Note surrendered for redemption as set forth in paragraph (x) below (as to which interest will be paid, together with the principal amount so


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                  surrendered, to the Person who surrenders such Note, or
                  portion thereof, for redemption).

                           (v) STATED MATURITY.  The principal amount of the
                  Two-Year Notes and Three-Year Notes will be payable on September 15, 2003 and September 15, 2004, respectively.

                           (vi) RATE OF INTEREST; INTEREST PAYMENT DATES;
                  REGULAR RECORD DATES; ACCRUAL OF INTEREST. The Two-Year Notes and Three-Year Notes will bear interest at the rate of 3.90% and 4.50%, respectively, per annum. Interest on the Notes will be payable semiannually in arrears on March 15 and September 15 of each year, commencing on March 15, 2002. The Regular Record Date shall be the 15th day (whether or not a Business
                  Day) immediately preceding the related Interest Payment Date. The Notes will bear interest from September 24, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment. Interest payments shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including September 24, 2001 if no interest has been paid or duly provided for with respect to such Note), to but excluding the next succeeding Interest Payment Date.

                           (vii) PLACE OF PAYMENT; REGISTRATION OF TRANSFER AND
                  EXCHANGE; NOTICES TO COMPANY. Payment of the principal and interest on the Notes will be made at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, or at such other offices or agencies as the Company may designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest (other than interest payable at redemption) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities, and PROVIDED, FURTHER, that any Holder of the Notes (if such Holder holds $10,000,000 or more in aggregate principal amount of the Notes) shall be entitled to receive payments of interest on the Notes by wire transfer of immediately available funds, if appropriate wire transfer


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                  instructions have been received in writing by the Trustee
                  not less than 15 days prior to the applicable payment date.

                           The Notes may be presented for exchange and
                  registration of transfer at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, or at such additional offices or agencies as the Company may designate.

                           Notices and demands to or upon the Company in respect
                  of the Notes and the Indenture may be served at The Walt Disney Company, 500 South Buena Vista Street, Burbank, CA 91521, Attention: Legal Department.

                           (viii) REDEMPTION. The Notes may not be redeemed by
                  the Company prior to maturity and are not entitled to any mandatory redemption or sinking fund payments, except under certain circumstances relating to the obligation to pay Additional Amounts as described in subparagraph (x) below.

                           (ix) DENOMINATIONS. Beneficial interests in the Notes will be issuable in denominations of $1,000 and integral multiples thereof.

                           (x) PAYMENT OF ADDITIONAL AMOUNTS; REDEMPTION FOR TAX
                  PURPOSES. The Company will, subject to certain exceptions and limitations set forth below, pay to the Holder of any Note who is a United States Alien (as defined below), as additional interest, such amounts ("Additional Amounts") as may be necessary in order that every net payment on such Note (including payment of the principal of and interest on such Note) by the Company or a Paying Agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Note to be then due and payable; PROVIDED, HOWEVER, that the foregoing obligation to pay Additional Amounts will not apply to:

                           (a) any tax, assessment or other governmental charge
                  that would not have been so imposed but for (i) the existence of any


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                  present or former connection between such Holder or
                  beneficial owner of such Note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or (ii) such Holder's or beneficial owner's past or present status as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

                           (b) any estate, inheritance, gift, excise, sales,
                  transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

                           (c) any tax, assessment or other governmental charge
                  that would not have been imposed but for the presentation by the Holder of a Note for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

                           (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a Note;

                           (e) any tax, assessment or other governmental charge
                  required to be withheld by any Paying Agent from a payment on a Note, if such payment can be made without such withholding by any other Paying Agent;

                           (f) any tax, assessment or other governmental charge
                  that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence,


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                  identity or connection with the United States of the Holder or beneficial owner of a Note if such compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

                           (g) any tax, assessment or other governmental charge
                  imposed on a Holder that actually or constructively owns 10 percent or more of the combined voting power of all classes of the Company's stock or that is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

                           (h) any tax, assessment or other governmental charge
                  payable by means of deduction or withholding imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

                           (i)  any combination of items (a), (b), (c), (d),
                  (e), (f), (g) and (h);

                  nor shall Additional Amounts be paid with respect to a payment on a Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

                           A "United States Alien" means any person that, for
                  United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust. "United States" means the United

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                  States of America (including the States and the District of
                  Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

                            If (a) as a result of any change in, or amendment
                  to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after September 24, 2001, the Company becomes or will become obligated to pay Additional Amounts as described above or (b) any act is taken by a taxing authority of the United States on or after September 24, 2001, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial likelihood that the Company will or may be required to pay such Additional Amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Two-Year Notes and/or the Three-Year Notes on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Two-Year Notes and/or the Three-Year Notes or any action that would entail a material cost to the Company. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial likelihood that it will or may be required to pay Additional Amounts described above and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Two-Year Notes and/or the Three-Year Notes pursuant to their terms.

                           (xi) REGISTER OF SECURITIES; PAYING AGENT. The register of Securities for the Notes will be initially maintained at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as the initial Paying Agent.

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                           (xii) BUSINESS DAY. "Business Day" means any day,
                  other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or executive order to close in The City of New York.

                           (xiii) FORM. The Two-Year Notes and the Three-Year
                  Notes will be in substantially the form set forth in EXHIBITS A and B hereto, respectively, and may have such other terms as are provided therein.

                           (xiv) LISTING. In the event that the Two-Year Notes
                  and/or the Three-Year Notes are listed on the Luxembourg Stock Exchange, the Company may, by an Officers' Certificate supplemental hereto, provide for a Luxembourg Transfer Agent, for the publication of notices in Luxembourg and for such other provisions as may be appropriate to effect a Luxembourg Stock Exchange listing.

         All capitalized terms used in this Officers' Certificate and not defined herein shall have the meanings set forth in the Indenture.

         Each of the undersigned, for himself, states that he has read and is familiar with the provisions of Article Two of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of forms of Securities representing a series of Securities thereunder and, in each case, the definitions therein relating thereto; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by him in this Certificate are based upon such familiarity; and that he has made such examination or investigation as is necessary to enable him to determine whether or not the covenants and conditions referred to above have been complied with; and in his opinion, such covenants and conditions have been complied with.

         Insofar as this Certificate relates to legal matters it is based upon the Opinion of Counsel delivered to the Trustee contemporaneously herewith pursuant to Section 2.4 of the Indenture and relating to the Notes.



                                        8


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                  IN WITNESS WHEREOF, the undersigned have hereunto signed this
Certificate on behalf of the Company as of the 24th day of September, 2001.


                                    THE WALT DISNEY COMPANY



                       By: /s/ Christine M. McCarthy
                           -------------------------------
                           Name: Christine M. McCarthy
                           Title: Senior Vice President and Treasurer



                       By: /s/ David K. Thompson
                           -------------------------------
                             Name: David K. Thompson
                             Title: Senior Vice President - Assistant
                                    General Counsel


                                        9


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                                    EXHIBIT A

                             SPECIMEN TWO-YEAR NOTE

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                           REGISTERED
                             THE WALT DISNEY COMPANY

                    3.90% Global Note due September 15, 2003

NO. R                                       Principal Amount:  U.S. $

                                                           CUSIP: 254687AQ9

         The Walt Disney Company, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to , or registered assigns, the principal sum of

DOLLARS on September 15, 2003 and to pay interest thereon from September 24, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semiannually in arrears on March 15 and September 15, in each year, commencing on March 15, 2002, and at Maturity, at the rate of 3.90% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined herein), be paid to the Person in whose name this Note (as defined herein) (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the 15th day (whether or not a Business Day) immediately preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease to be payable to the Person who was the Holder on the Regular Record


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Date with respect to such Interest Payment Date and may either be paid to the
Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal and interest on this Note will be made at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, and at any additional offices or agencies maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities, and PROVIDED, FURTHER, that the Holder of this Note (if such Holder holds $10,000,000 or more in aggregate principal amount of the Notes) shall be entitled to receive payments of interest on this Note by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date.

         Reference is hereby made to the further provisions of this Note set forth herein, which further provisions shall for all proposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                                        11

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     IN WITNESS WHEREOF, The Walt Disney Company has caused this instrument to be signed by the manual signature of its Chairman of the Board, one of its Vice-Chairmen, its President or one of its Vice Presidents, or the Treasurer or any Assistant Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries.


                                                     THE WALT DISNEY COMPANY
     (SEAL)
                                                     By:_______________________
                                                          Christine M. McCarthy
                                                          Senior Vice President
                                                          and Treasurer


ATTEST:


By:___________________
     Marsha L. Reed
     Vice President and Secretary



Dated:  September 24, 2001


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee



By:_____________________
     Authorized Signatory


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                             THE WALT DISNEY COMPANY
                    3.90% GLOBAL NOTES DUE SEPTEMBER 15, 2003

         This Note is one of a duly authorized issue of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to), issued and to be issued pursuant to such Indenture. This Note is one of a series of Securities designated by the Company as its 3.90% Global Notes due September 15, 2003 (herein called the "Notes"), initially limited in aggregate principal amount to $500,000,000. The series may be reopened subsequent to the issuance of the Notes and additional Securities issued. Any Securities issued pursuant to such reopening shall be consolidated with the outstanding Notes as a single series. The Indenture does not limit the aggregate principal amount of the Securities.

         The Company issued this Note pursuant to an Indenture, dated as of September 24, 2001 (herein called the "Indenture"), between the Company and Wells Fargo Bank, N.A., a national banking association, as Trustee (which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         The Notes are issuable in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where the Notes may be presented for registration of transfer.

         This Note may not be redeemed by the Company prior to maturity and is not entitled to any mandatory redemption or sinking fund payments, except under certain circumstances relating to the obligation of the Company to pay Additional Amounts (as defined herein). The Company will, subject to certain exceptions and limitations, pay to any Holder of this Note who is a United States Alien, as additional interest, such amounts ("Additional Amounts") as may be necessary in order that every net payment on this Note (including payment of the principal of this Note and interest thereon) by the Company or a Paying Agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided herein to be then due and payable. Subject to certain exceptions and the satisfaction of certain conditions, if (a) under certain circumstances the Company becomes or will become obligated to pay Additional

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Amounts or (b) any act is taken by a taxing authority of the United States that on or after September 24, 2001 results in a substantial likelihood that the Company will or may be required to pay such Additional Amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Notes on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. Any such redemption will comply with Article 3 of the Indenture.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued and unpaid interest on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article Eight of the Indenture, of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the register of Securities, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, or at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

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         No service charge shall be made by the Company, the Trustee or the
Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 2.11, 3.6, 9.5 or 10.3 of the Indenture, not involving any transfer).

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York of the United States of America.

     All undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  -        as tenants in common
TEN ENT  -        as tenants by the entireties
JT TEN   -        as joint tenants with right of survivorship
                  and not as tenants in common

UNIF GIFT MIN

ACT_______Custodian_______
                       (Cust.)

         (Minor)

Under Uniform Gifts to Minors Act


------------------------
         (State)


         Additional abbreviations may also be used though not in the above list.

                              --------------------------

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
Identifying Number of Assignee
+--------------------------+
         -       -
+--------------------------+

-------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, Including Postal Zip Code of Assignee)

-------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.



Dated:_______________                       Signature:_________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                                    EXHIBIT B

                            SPECIMEN THREE-YEAR NOTE

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                          REGISTERED
                             THE WALT DISNEY COMPANY

                    4.50% Global Note due September 15, 2004

NO. R                        Principal Amount:  U.S. $

                                                             CUSIP: 254687AR7

         The Walt Disney Company, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"),
for value received, hereby promises to pay to                        , or
registered assigns, the principal sum of

DOLLARS on September 15, 2004 and to pay interest thereon from September 24, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semiannually in arrears on March 15 and September 15, in each year, commencing on March 15, 2002, and at Maturity, at the rate of 4.50% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined herein), be paid to the Person in whose name this Note (as defined herein) (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the 15th day (whether or not a Business Day) immediately preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease to be payable to the Person who was the Holder on the Regular Record

Date with respect to such Interest Payment Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal and interest on this Note will be made at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, and at any additional offices or agencies maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities, and PROVIDED, FURTHER, that the Holder of this Note (if such Holder holds $10,000,000 or more in aggregate principal amount of the Notes) shall be entitled to receive payments of interest on this Note by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date.

         Reference is hereby made to the further provisions of this Note set forth herein, which further provisions shall for all proposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, The Walt Disney Company has caused this instrument to be signed by the manual signature of its Chairman of the Board, one of its Vice-Chairmen, its President or one of its Vice Presidents, or the Treasurer or any Assistant Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries.


                                                  THE WALT DISNEY COMPANY
     (SEAL)
                                                  By:__________________________
                                                       Christine M. McCarthy
                                                       Senior Vice President
                                                       and Treasurer


ATTEST:


By:______________________
     Marsha L. Reed
     Vice President and Secretary



Dated:  September 24, 2001


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee



By:_______________________
     Authorized Signatory

                             THE WALT DISNEY COMPANY
                    4.50% GLOBAL NOTES DUE SEPTEMBER 15, 2004

         This Note is one of a duly authorized issue of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to), issued and to be issued pursuant to such Indenture. This Note is one of a series of Securities designated by the Company as its 4.50% Global Notes due September 15, 2004 (herein called the "Notes"), initially limited in aggregate principal amount to $500,000,000. The series may be reopened subsequent to the issuance of the Notes and additional Securities issued. Any Securities issued pursuant to such reopening shall be consolidated with the outstanding Notes as a single series. The Indenture does not limit the aggregate principal amount of the Securities.

         The Company issued this Note pursuant to an Indenture, dated as of September 24, 2001 (herein called the "Indenture"), between the Company and Wells Fargo Bank, N.A., a national banking association, as Trustee (which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         The Notes are issuable in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where the Notes may be presented for registration of transfer.

         This Note may not be redeemed by the Company prior to maturity and is not entitled to any mandatory redemption or sinking fund payments, except under certain circumstances relating to the obligation of the Company to pay Additional Amounts (as defined herein). The Company will, subject to certain exceptions and limitations, pay to any the Holder of this Note who is a United States Alien, as additional interest, such amounts ("Additional Amounts") as may be necessary in order that every net payment on this Note (including payment of the principal of this Note and interest thereon) by the Company or a Paying Agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided herein to be then due and payable. Subject to certain exceptions and the satisfaction of certain conditions, if (a) under certain circumstances the Company becomes or will become obligated to pay

Additional Amounts or (b) any act is taken by a taxing authority of the United States on or after September 24, 2001 that results in a substantial likelihood that the Company will or may be required to pay such Additional Amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Notes on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. Any such redemption will comply with Article 3 of the Indenture.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued and unpaid interest on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article Eight of the Indenture, of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the register of Securities, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, or at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made by the Company, the Trustee or the Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 2.11, 3.6, 9.5 or 10.3 of the Indenture, not involving any transfer).

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York of the United States of America.

         All undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  -        as tenants in common
TEN ENT  -        as tenants by the entireties
JT TEN   -        as joint tenants with right of survivorship
                  and not as tenants in common

UNIF GIFT MIN

ACT_______Custodian_______
                       (Cust.)

         (Minor)

Under Uniform Gifts to Minors Act


-------------------
     (State)


         Additional abbreviations may also be used though not in the above list.

                                  ------------------------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
Identifying Number of Assignee
--------------------------
         -       -
--------------------------


-------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, Including Postal Zip Code of Assignee)




-------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.



Dated:_______________                       Signature:_________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.